Exhibit 99.1

UAL Investor Update: June 14, 2010

Outlook Highlights

Capacity

Second quarter 2010 consolidated available seat miles (ASMs) are estimated to be up 0.9% year-over-year. Second quarter 2010 consolidated revenue passenger miles (RPMs) are estimated to be up 2.8% to 3.8% year-over-year.

Revenue

The company estimates consolidated passenger unit revenue (PRASM) to be up 26.0% to 27.0% year-over-year for the second quarter, and mainline PRASM to be up 28.0% to 29.0% year-over-year. About one percentage point of this increase is due to accounting adjustments to be booked in the month of June.

Non-Fuel Expense

The company estimates second quarter 2010 consolidated non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be up 3.2% to 3.7% year-over-year. The company estimates second quarter 2010 mainline non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be up 3.8% to 4.3%.

Fuel Expense

The company estimates mainline fuel price, including the impact of cash settled hedges, to be $2.35 per gallon for the second quarter.

Profit Sharing

The company pays 15% of total GAAP pre-tax profits excluding special items and stock compensation expense, as profit sharing to employees when pre-tax profit excluding special items and stock compensation expense exceeds $10 million. Profit sharing expense is accrued on a year-to-date basis. Year-to-date through the second quarter 2010, stock compensation expense is estimated to be $21 million.

Non-Operating Income/Expense

Non-operating expense is estimated to be $155 million to $165 million for the second quarter.

Income Taxes

Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and expects an effective tax rate of 0% for the second quarter of 2010.

Unrestricted and Restricted Cash

The company expects to end the second quarter with an unrestricted cash balance of approximately $4.8 billion. The company expects to end the second quarter with a restricted cash balance of approximately $260 million.

Credit Facility Fixed Charge Coverage Ratio Covenant

The company expects to be in full compliance with its credit facility covenants in the second quarter.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Second Quarter 2010 Financial and Operational Outlook

	Second Quarter 2010	Year-Over-Year % Change Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	11.93¢ -12.02¢	28.0% - 29.0%
Regional Affiliate Passenger Unit Revenue (¢/ASM)	18.76¢ -18.93¢	10.6% - 11.6%
Consolidated Passenger Unit Revenue (¢/ASM)	12.93¢ -13.03¢	26.0% - 27.0%
Cargo and Other Revenue ($ millions)	415 - 425

Operating Expense*
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.77¢ - 11.81¢	9.1% - 9.5%
Regional Affiliate Unit Cost (¢/ASM)	16.77¢ - 16.81¢	4.6% - 4.9%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	12.50¢ - 12.54¢	9.4% - 9.7%

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.00¢ - 8.04¢	3.8% - 4.3%
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	11.41¢ - 11.45¢	(4.9%) - (4.6%)
Consolidated Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.50¢ - 8.54¢	3.2% - 3.7%

Fuel Expense
Mainline Fuel Consumption	497 Million Gallons
Mainline Fuel Price Excluding Hedges	$2.31 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.35 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.41 / Gallon
Regional Affiliates Fuel Consumption	112 Million Gallons
Regional Affiliates Fuel Price	$2.54 / Gallon
(Fuel hedge gains and losses are not allocated to Regional Affiliates)

Non-Operating Income/(Expense)
Non-Operating Income/(Expense)	($155M) - ($165M)

Income Taxes
Effective Tax Rate	0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM’s)	17,055	(3.3%)
Mainline International Capacity (Million ASM’s)	13,939	0.1%
Mainline System Capacity (Million ASM’s)	30,994	(1.8%)
Regional Affiliates Capacity (Million ASM’s)**	5,309	20.2%
Consolidated Domestic Capacity (Million ASM’s)	22,181	0.6%
Consolidated System Capacity (Million ASM’s)	36,303	0.9%

Mainline System Traffic (Million RPM’s)	26,130 - 26,391	0.4% - 1.4%
Regional Affiliates Traffic (Million RPM’s)**	4,197 - 4,231	20.8% - 21.8%
Consolidated System Traffic (Million RPM’s)	30,327 - 30,622	2.8% - 3.8%

*	Excludes special items and certain accounting charges
**	Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions

For the second quarter, the company has hedged approximately 77% of its estimated consolidated fuel requirements at an average crude oil price of $75 per barrel.

Share Count

Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the second quarter of 2010 and the full year 2010. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	2Q 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	168.0	168.0	—
$1 million - $13 million	168.0	169.1	—
$14 million - $120 million	168.0	208.8	$3.2
$121 million - $166 million	168.0	231.1	$16.4
$167 million or greater	168.0	234.5	$19.1

	Full Year 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	167.9	167.9	—
$1 million -$55 million	167.9	169.0	—
$56 million - $485 million	167.9	208.7	$13.0
$486 million - $672 million	167.9	231.0	$66.0
$673 million or greater	167.9	234.4	$76.9

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q2 2010 Estimate
	Low	High
Mainline operating expense per ASM – CASM (cents)
Mainline operating expense excluding profit sharing	11.87	11.91
Special items and other exclusions*	—	—

Mainline operating expense excluding profit sharing and special items	11.87	11.91
Less: net non-cash mark-to-market impact	(0.10)	(0.10)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.77	11.81
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.77)	(3.77)

Mainline operating expense excluding fuel, profit sharing and special items	8.00	8.04

	Q2 2010 Estimate
	Low	High
Regional Affiliate operating expense per ASM – CASM (cents)
Regional Affiliate operating expense	16.77	16.81
Less: Regional Affiliate fuel expense	(5.36)	(5.36)

Regional Affiliate operating expense excluding fuel	11.41	11.45

	Q2 2010 Estimate
	Low	High
Consolidated operating expense per ASM – CASM (cents)
Consolidated operating expense excluding profit sharing	12.58	12.62
Special items and other exclusions*	—	—

Consolidated operating expense excluding profit sharing and special items	12.58	12.62
Less: net non-cash mark-to-market impact	(0.08)	(0.08)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	12.50	12.54
Less: fuel expense (excluding net non-cash mark-to-market impact)	(4.00)	(4.00)

Consolidated operating expense excluding fuel, profit sharing and special items	8.50	8.54

*	Operating expense per ASM – CASM also excludes the impact of other certain accounting charges. While United anticipates that it will record such charges in the second quarter, at this time the company is unable to accurately estimate the amounts of these charges.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

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